Execution Copy

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made as of November 5, 2009 by and among Hong Kong Chenxin International Development Limited, a Hong Kong company (“HKCo”), Fresh Generation Overseas Limited (the “HKCo Stockholder”) and Marshall Davis (the “Principal USCo Stockholder” or “Indemnitor”).

RECITALS

WHEREAS, HKCo, the HKCo Stockholder and MD Holdings Corp., a Nevada corporation (“USCo”), entered into a Share Exchange Agreement, dated as of the date hereof (the “Share Exchange Agreement”); and

WHEREAS, the Share Exchange Agreement requires as a condition to the obligation of HKCo and the HKCo Stockholder to close that, among other things, the Indemnitor provides an indemnity to the Indemnitees (as herein defined).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor and HKCo agree to be legally bound as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Certain Definitions.  The following terms shall have the meanings herein specified throughout this Agreement:

“Agreement”	This Indemnity Agreement, as same may be amended from time to time.

“Contract Documents”
The Share Exchange Agreement and any and all other documents comprising the entire documentation relating to, pertaining to or delivered in connection with, the Share Exchange Agreement, including, but not limited to, this Agreement.

“Governing Jurisdiction”	State of New York.

“Indemnitees”	HKCo and the HKCo Stockholder.

“Person”	Any natural person, partnership, limited liability company or corporation and any other form of business or legal entity and any governmental or quasi-governmental agency or authority.

“Third Party Claims”
Any claims, liens, encumbrances, adverse interests, executions, levies, actions, demands, injunctions, orders, judgments, actions or proceedings, whether or not seeking costs, damages, penalties or expenses, brought by any Person relating to or in connection with USCo.

Section 1.02. Additional Definitions.  All terms of this Agreement which are not defined in Section 1.01 shall have the meanings set forth in this Agreement.  Capitalized terms used but not otherwise defined herein have the meanings specified in the Share Exchange Agreement.

Section 1.03. Captions.  Article and Section captions and headings of this Agreement are for convenience of reference only and in no way define, limit, prescribe, expand or otherwise alter the scope or intent of this Agreement or in any way affect this Agreement or any provision hereof.

Section 1.04. Interpretation.  Words in the singular number shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires.  The terms “hereof,” “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision unless otherwise stated.

Section 1.05. Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the Governing Jurisdiction without giving effect to choice of laws or conflicts of laws principles thereof as though the entire Agreement were to be fully performed within the Governing Jurisdiction among Persons who were all residents only of the Governing Jurisdiction.

Section 1.06. Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party drafting any instrument or causing any instrument to be drafted.

Section 1.07. Recitals.  The foregoing recitals are true and correct and are hereby incorporated into this Agreement as if set forth at length herein.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF INDEMNITOR

The Indemnitor represents and warrants to the Indemnitees, at and as of the Closing Date (as defined in the Share Exchange Agreement), solely with respect to himself, all of the following:

Section 2.01. Legal Capacity.

(a) The Indemnitor has the power and the legal capacity to enter into and to perform his obligations hereunder and to carry out the terms hereof.

(b) The execution, delivery and performance by the Indemnitor of this Agreement does not require any other approval or consent;

(c) This Agreement is in full force and effect, has been duly executed and delivered by the Indemnitor, and constitutes the valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms, except as the enforceability thereof may be limited by Bankruptcy and Equity Exceptions; and

(d) The execution, delivery and performance by the Indemnitor of this Agreement, and the consummation of the Contemplated Transactions and the transactions contemplated hereby, will not result in any violation of, breach of or default under any contract, instrument, or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, law, ordinance, rule or regulation applicable to it.

Section 2.02. Stock Ownership.  The Indemnitor is the sole record and beneficial owner of the USCo Common Stock to be tendered and cancelled by him pursuant to Section 4.05 of the Share Exchange Agreement (the “Cancelled Shares”), and the Cancelled Shares are free and clear of all restrictions on transfer (other than restrictions of general applicability under the Securities Act and state securities laws), liens and taxes.  The Indemnitor is not a party to any option, warrant, right, agreement or commitment providing for the disposition or acquisition of any shares of USCo Common Stock (other than the Share Exchange Agreement) or any other capital stock of USCo.  The Indemnitor is not a party to any voting trust, proxy or other agreement or understanding with respect to the transfer or voting of the Cancelled Shares.

ARTICLE III
COVENANTS OF INDEMNITORS

Section 3.01. Notice of Claims or Liens.  The Indemnitor will notify HKCo, in writing, promptly upon learning of any existing, pending or threatened Third Party Claims.

Section 3.02. Tender of Cancelled Shares.   Prior to the Closing, the Principal USCo Stockholder shall tender to the Company for cancellation the Cancelled Shares in accordance with Section 4.05 of the Share Exchange Agreement, and be entitled to receive the consideration set forth therein.

Section 3.03. Further Assurances.  The Indemnitor shall use his best efforts to perform or fulfill all conditions and obligations (a) to be performed or fulfilled by him under this Agreement, (b) to be performed and fulfilled by USCo under the Share Exchange Agreement and the other Contract Documents, so that the Contemplated Transactions shall be consummated as soon as practicable.  In addition, the Indemnitor shall from time to time execute, deliver, record, register and file any and all further documents, agreements, and other instruments and documents, and take all further actions which may be required under applicable law or which HKCo and the HKCo Stockholder may reasonably request, in order to effectuate the Contemplated Transactions and more fully document any securities laws exemptions available with respect to the Contemplated Transactions.

ARTICLE IV
INDEMNIFICATION BY INDEMNITORS

Section 4.01. Indemnification.  Subject to the limitations on the survival of the representations and warranties contained in Section 7.11 of the Share Exchange Agreement, the Indemnitor hereby agrees to indemnify, defend and hold harmless each Indemnitee from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) based upon, arising out of or otherwise due to (a) any inaccuracy in, or any breach of, any representation, warranty, covenant or agreement of USCo contained in the Share Exchange Agreement (other than Section 4.11 thereof) or in any document or other writing delivered pursuant to the Share Exchange Agreement or any other Contract Document and (b) the business or operations of MD Mortgage Corporation.

Section 4.02. Subsequent Events.  The Indemnitor’s liability hereunder shall be unaffected by (i) any amendment or modification of the provisions of the Share Exchange Agreement, or any other Contract Document, (ii) any extensions of time for performance required by the Share Exchange Agreement or any other Contract Document, (iii) the release (in whole or in part) of USCo from performance or observance of any of the agreements, covenants, terms or conditions contained in the Share Exchange Agreement or this Agreement by operation of law or otherwise, whether made with or without notice to the Indemnitor, or (iv) any exculpatory provision in the Share Exchange Agreement or any other Contract Document.

Section 4.03. Defenses.  The Indemnitor shall not claim that he has any defense to his obligations hereunder other than performance of such obligations in accordance with the terms of this Agreement or the non-existence of a default of such obligations.  The Indemnitor indemnifies the Indemnitees against loss, cost or expense incurred by reason of the assertion by the Indemnitor of any defense to his obligations hereunder except the non-existence of a default by the Indemnitor.  In no event shall HKCo or any of its Affiliates be required to seek any remedy from or assert any claims or rights against any other Person (including USCo) before seeking remedy against the Indemnitor, nor shall HKCo or any of its Affiliates be required to post any bond or provide any notice in connection with the enforcement of any remedies available to it at law or in equity.

ARTICLE V
MISCELLANEOUS

Section 5.01. Survivorship.  The representations, warranties, covenants, conditions and indemnities contained in this Agreement shall continue after and survive the execution and delivery of this Agreement.

Section 5.02. Reliance.  The Indemnitees are entitled to rely upon each and every representation and warranty contained in this Agreement notwithstanding any independent investigations by the Indemnitees or their respective beneficiaries, trustees, agents or representatives and no such independent investigations nor the results of any such investigations shall be the basis of any defense of any Indemnitor’s obligations hereunder.

Section 5.03. Remedies.  The Indemnitee’s rights and remedies against the Indemnitor hereunder shall be in addition to and not in lieu of all other rights and remedies of the Indemnitees at law or in equity.

Section 5.04. Notices.  Unless otherwise specifically provided, all notices, demands, consents, approvals or other communications (collectively, “Notices”) shall be delivered to the parties in accordance with the procedures and to the addresses set forth in Section 7.03 of the Share Exchange Agreement.

Section 5.05. Successors and Assigns.  This Agreement shall be binding upon the Indemnitor and the heirs, successors, assigns and legal representatives of the Indemnitor and shall inure to the benefit of the Indemnitees and the successors and assigns of each respective Indemnitee.

Section 5.06. Conflict.  To the extent there is any conflict between the provisions of this Agreement and the Share Exchange Agreement or the other Contract Documents, the terms of this Agreement shall control.

Section 5.07. No Waiver.  No delay, forbearance or neglect by the Indemnitees in the enforcement of any of the conditions of this Agreement or any of the Indemnitees rights or remedies hereunder shall constitute or be construed as a waiver thereof.  No waiver of any provision hereof, or any consent required hereunder, shall be effective unless made in writing signed by or on behalf of the party to be charged with such waiver.  No waiver shall be or be deemed to be a continuing waiver or waiver in respect of any subsequent condition, breach or default, either of a similar or different nature, unless expressly so stated in such writing by the Indemnitees.

Section 5.08. Amendment.  No amendment, change, modification or addition to this Agreement or any part hereof shall be effective unless made in writing and signed by or on behalf of each party to be charged therewith.

Section 5.09. Counterparts.  This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall for all purposes be deemed to constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto.

Section 5.10. Severability

.  Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

Section 5.11. Consent to Jurisdiction.  The Indemnitor irrevocably submits to the non-exclusive jurisdiction of any of the designated courts over any suit, action or proceeding arising out of or relating to this Agreement.

Section 5.12. Entire Agreement.  This instrument contains and constitutes the entire agreement of the parties hereto regarding the subject matter hereof, and supersedes all prior agreements, written or oral, between the parties regarding the subject matter hereof.

[The remainder of this page is intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Indemnity Agreement on the date first above written.

MARSHALL DAVIS

/s/ Marshall Davis
Name

HONG KONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

By:	/s/ Bank Yu Po Fung
Name: Bank Yu Po Fung
Title: Director

FRESH GENERATION OVERSEAS LIMITED

By:	/s/ Bank Yu Po Fung
Name: Bank Yu Po Fung
Title: Director

[Signature Page to Indemnity Agreement]